EXHIBIT 23.01






                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 10, 1997, except for notes 17(a)(i),(b)(i),(d) and (e) as to which the date is January 16, 1998, which appears in the annual report on Form 10-KSB of Elephant & Castle Group Inc. and subsidiaries for the year ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Pannell Kerr Forster
------------------------
Pannell Kerr Forster

Vancouver, Canada
January 26, 1998